                  CONSENT TO IDENTIFICATION AS DIRECTOR NOMINEE



         The undersigned hereby consents to his identification as a director nominee of American Marine Recreation, Inc. in the within Registration Statement on Form SB-2.




                                                       /s/ J. Gregory Humphries

                                                           J. Gregory Humphries


boattree\misc\director.con